                                                                EXHIBIT 10.13

                            AGREEMENT TO RESTRUCTURE

         THIS AGREEMENT is made effective April 1, 1997, by and among UNIVERSITY BANCORP, INC., a Delaware bank holding company ("University Bancorp") and UNIVERSITY BANK, a Michigan banking corporation ("University Bank") and JESS MONTICELLO, WILLIAM W. COOK and MARIANNE OPT THOMPSON.

                                   BACKGROUND

         On February 13, 1996, University Bank and University Bancorp filed Articles of Organization to form Varsity Mortgage Services, L.L.C., a Michigan limited liability company (the "Company"). In connection therewith, University Bancorp, University Bank and Jess Monticello, William W. Cook and Marianne Opt Thompson, as managers, executed the Operating Agreement of the Company (the "1996 Operating Agreement").

          The parties now wish to amend and restate the 1996 Operating Agreement to create a class of non-voting members of the Company, to remove University Bancorp from the Company and take certain other actions described in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

                              TERMS AND CONDITIONS

         1. Restatement of 1996 Operating Agreement. The 1996 Operating Agreement is hereby amended and restated in the form attached hereto as Exhibit "A" (the "Amended and Restated Operating Agreement") whereby, among other changes, a class of non-voting members of the Company is created and University Bancorp is no longer a Member of the Company. Contemporaneously with execution of this Agreement, University Bank and Jess Monticello, William W. Cook and Marianne Opt Thompson (the "Non-Voting Members"), shall execute the Amended and Restated Operating Agreement.

         2. Membership Interest. As of the date of this Agreement, the membership interest of the Company shall be owned as follows:

         Voting Membership Interest                Non-Voting Membership Interest
         --------------------------                ------------------------------
         University Bank          100%             Jess Monticello           25%
                                                   William W. Cook           25%
                                                   Marianne Opt Thompson     50%

To the extent necessary, this Section 2 shall constitute an assignment of membership interest to cause the membership interests of the Company to be owned as set forth herein.

         3. Capital Accounts. Giving effect to the distributions approved by resolution pursuant to Section 5 below, the parties agree and acknowledge that as of the date of this Agreement: (a) the capital account of University Bank is $300,000; and (b) the capital account of each of the Non-Voting Members is zero.

         4. Termination of Net Branch Agreement. On January 12, 1996, University Bank and Jess Monticello, William W. Cook and Marianne Opt Thompson executed a Net Branch Agreement which has been amended from time to time (the "Net Branch Agreement"). The Net Branch Agreement, as amended, is hereby terminated together with all rights, duties and obligations thereunder.

         5. Approval of Resolutions. Contemporaneously with execution of this Agreement: (i) University Bank shall approve the resolutions attached hereto as Exhibit "B" by unanimous written consent; and (ii) Jess Monticello, William W. Cook and Marianne Opt Thompson, as Managers of the Company, shall approve the resolutions attached hereto as Exhibit "C" by unanimous written consent. To the extent the Non- Voting Members' consent is required for any of the actions contemplated in the resolutions attached hereto as Exhibit "B", such consent is hereby granted by the Non-Voting Members and such action is approved. Exhibits "B" and "C" and any of the provisions contained therein cannot be rescinded without the consent of the Non-Voting Members.

         6. Employment at Will. Each of Jess Monticello, William W. Cook and Marianne Opt Thompson hereby acknowledge that he or she is an employee "at will" and may be terminated from employment with the Company at any time for any reason or no reason whatsoever.

         7. Investment Representation. Each of the Non-Voting Members acknowledges that his or her non-voting membership interest in the Company is being offered in reliance upon an exemption from registration under the Securities Act of 1933, and the Michigan Uniform Securities Act, and accordingly, represents and warrants to the Company, as follows:

                               (a) The non-voting membership interest is being purchased for the Non-Voting Member's own investment and not with a view to the distribution or resale thereof;

                               (b)         The Non-Voting Member will be
         actively engaged in the management of the Company, and has, and will have, full access to the books and records of the Company, and is knowledgeable and has experience in financial and business matters necessary to evaluate the merits or risk of an investment in the non-voting membership interest;

                               (c) The Non-Voting Member understands that the transferability of the non-voting membership interest is severely limited and that the Non-Voting Member must continue to bear the economic risk of this investment for an indefinite period as the non-voting membership interest has not been registered under the Securities Act of 1933 or any other state securities law, and therefore, cannot be offered or sold unless it is subsequently registered under such acts or an exemption from such registration is available;

                               (d) The Non-Voting Member acknowledges that no commission has been paid by the Non-Voting Member with respect to acquisition of the non-voting membership interest and the Non-Voting Member did not learn of or discover the opportunity to purchase the non-voting membership interest by virtue of any general advertising or general solicitations; and

                               (e) The Non-Voting Member understands that the non-voting membership interest does not confer general voting rights on the Non-Voting Member and accordingly, operation of the Company will be subject to the exclusive control and direction of University Bank who has authority to make decisions affecting the Company and authority to elect or remove the managers of the Company.

         8. Release. Each of the parties to this Agreement hereby releases each of the other parties to this Agreement and the Company of and from any and all obligations, duties and liabilities arising under the 1996 Operating Agreement and the Net Branch Agreement.

         9. University Bank Resolutions. The President of University Bank will approve the Resolutions attached hereto as Exhibit "D" pursuant to the authority granted by the Board of Directors of University Bank at its June 24, 1997 meeting.

         10.     Miscellaneous Provisions.

                 10.1 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, assigns, heirs and legal representatives. No party shall assign or attempt to assign this Agreement without the prior written consent of the other parties hereto.

                 10.2 Choice of Law and Choice of Forum. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Michigan. Unless otherwise precluded by Section 10.3 hereof, any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Michigan, and the parties hereto consent and submit to the jurisdiction of such state or federal court.

                 10.3 Arbitration. No civil action concerning any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be instituted before any court, and all such controversies or claims shall be submitted to final and binding arbitration in Ann Arbor, Michigan, in accordance with the rules then pertaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                 10.4 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each executed copy shall be deemed an executed original for all purposes.

                 10.5 Entire Agreement. This Agreement, and all documents and exhibits prepared or executed in connection herewith, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, supersede all prior agreements or negotiations between such parties, and may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

                 10.6 Acknowledgement of Legal Representation. Each of the Non-Voting Members acknowledges that this Agreement and the documents delivered in connection herewith have been prepared by legal counsel to University Bank and each of the Non-Voting Members has been advised to obtain separate legal counsel to represent the legal interests of such Non-Voting Member.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement effective the day and year first set forth above.


UNIVERSITY BANK

By:      Mark  Ouimet
         ------------------------------
Its:     President
         ------------------------------

The Non-Voting Members:

Jess Monticello                                   William W. Cook
------------------------------                    ------------------------------
Jess Monticello                                   William W. Cook

Marianne Opt Thompson
------------------------------
Marianne Opt Thompson

                             AMENDED AND RESTATED
                             OPERATIONG AGREEMENT


                                      OF


                      VARSITY MORTAGAGE SERVICES, L.L.C.
                    (A MICHIGAN LIMITED LIABILITY COMPANY)

                       VARSITY MORTGAGE SERVICES, L.L.C.
                     (A MICHIGAN LIMITED LIABILITY COMPANY)

                             AMENDED AND RESTATED
                              OPERATING AGREEMENT

                               Table of Contents


                                                                                                                        Page
ARTICLE I - ORGANIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.01 Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.02 Name of Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.03 Duration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.04 Purpose.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.05 Legal Status of Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 1.06 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 2.01 Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Section 2.02 Additional Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.03 Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.04 Liability to Third Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.05 Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.06 Meetings and Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.07 Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.08 Member to Vote in Person or by Proxy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 2.09 Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 2.10 No Authority to Commence Civil Suit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 2.11 Independent Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 2.12 Transactions Permitted With Members and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 2.13 Participation by Communication Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III - MANAGEMENT BY MANAGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 3.01 General Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Section 3.02 Actions Requiring Unanimous Consent of all Members   . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Section 3.03 Actions Requiring Unanimous Consent of Voting Members  . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Section 3.04 Number and Term of Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Section 3.05 Limitation of Authority of Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Section 3.06 Meetings and Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Section 3.07 Quorum   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Section 3.08 Managers to Have One Vote Each   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Section 3.09 Action by Unanimous Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Section 3.10 Resignation and Removal of Managers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Section 3.11 Discharge of Duties; Reliance on Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Section 3.12 Accountable as Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Section 3.13 Authority to Execute Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Section 3.14 Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                                                                                           Page
                                                                                                                           ----
  Section 3.15 Removal, Resignation or Replacement of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE IV - CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 4.01 Membership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 4.02 Subsequent Contributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 4.03 Failure to Make Additional Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
  Section 4.04 Contribution Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 4.05 Loans by Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 4.06 Income Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 4.07 Capital Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 5.01 Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
  Section 5.02 Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE VI - WITHDRAWAL; TRANSFER OF MEMBERSHIP INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 6.01 No Withdrawal of Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 6.02 Transferability of Membership Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 6.03 Permitted Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 6.04 Bankrupt Members   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
  Section 6.05 Action or Derivative Proceeding by Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 6.06.  Involuntary Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 6.07 Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
  Section 6.08 Purchase Price and Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 6.09 Sale of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE VII - TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 7.01 Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 7.02 Accounting and Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
  Section 7.03 Indemnification of Tax Matters Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE VIII - DISSOLUTION, LIQUIDATION, AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 8.01 Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 8.02 Certificate of Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 8.03 Winding Up   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 8.04 Liquidation and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
  Section 8.05 Deficit Capital Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 9.01 Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 9.02 Invalidity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 9.03 Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 9.04 Choice of Law and Choice of Forum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
  Section 9.05 Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  Section 9.06 Further Assistance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  Section 9.07 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  Section 9.08 Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

                                                                                                                               Page
                                                                                                                               ----
  Section 9.09 Conflict With Statute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
  Section 9.10 Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15


                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                       VARSITY MORTGAGE SERVICES, L.L.C.
                     (A MICHIGAN LIMITED LIABILITY COMPANY)

         This AMENDED AND RESTATED OPERATING AGREEMENT of Varsity Mortgage Services, L.L.C. (the "Company") made effective as of April 1, 1997, is hereby adopted and agreed to, for good and valuable consideration, by the Members (as defined below).

                            ARTICLE I - ORGANIZATION

         Section 1.01 Organization. The Company has been organized as a Michigan limited liability company under the Michigan Limited Liability Company Act (the "MLLCA") pursuant to the Company's Articles of Organization (the "Articles"), filed with the Michigan Department of Consumer and Industry Services.

         Section 1.02 Name of Company. The name of the Company shall be Varsity Mortgage Services, L.L.C. All business of the Company shall be transacted in that name or in other names that are selected by the Company from time to time and are in compliance with the MLLCA.

         Section 1.03 Duration. The Company began its existence upon the filing of its Articles of Organization with the Michigan Department of Consumer and Industry Services, and it shall continue in existence for the period of time specified in the Articles or in conformity with the provisions of this Agreement.

         Section 1.04 Purpose. The purposes of the Company is to engage in any activity for which limited liability companies may be formed under the MLLCA. The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by the MLLCA.

         Section 1.05 Legal Status of Company. The Members do not intend that the Company be a co-partnership, limited partnership or corporation, and none of the Members or Managers of the Company is a partner of any other Member or Manager, except for purposes of federal and state tax law, and this Agreement shall not be construed as providing otherwise.

         Section 1.06 Definitions. Terms used herein which are not otherwise defined shall have the meaning, if given, in the MLLCA. Any reference herein to the "Agreement" shall mean this Amended and Restated Operating Agreement.

                              ARTICLE II - MEMBERS

         Section 2.01 Members. The members of the Company are the persons executing this Agreement effective as of the date hereof as members, each of which is admitted to the Company as a member effective upon such execution (the "Members"). There shall be two classes of Members, "Voting Members" and "Non-Voting Members" and two classes of membership interests, "Voting Membership Interest" and "Non-Voting Membership Interest."

         Section 2.02 Additional Members. Additional members may be admitted, and the capital contribution to be made thereby shall be set, only upon the approval (written or otherwise) of 100% of the existing Members.

         Section 2.03 Information. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 503 of the MLLCA under the circumstances and subject to the conditions therein stated, including without limitation the books, records of account, business records, the Articles and this Agreement.

         Section 2.04 Liability to Third Parties. Unless provided by law or expressly assumed, a person who is a Member or Manager, or both, shall not be liable for the acts, debts, or liabilities of the Company, including those under a judgment, decree or order of a court.

         Section 2.05 Voting Rights. Each Voting Member shall be entitled to vote on all matters to be submitted for a vote by the Members, including the selection of Managers, in proportion to such Voting Member's Voting Membership Interest of the Company; and the approval of all such matters and the selection of Managers shall be by majority vote of the Voting Members (measured with respect to all matters by their Voting Membership Interest), unless a higher percentage is required for approval elsewhere in this Agreement. Non-Voting Members shall have no voting rights except as expressly stated in Section 3.02 of this Agreement and the MLLCA.

         Section 2.06 Meetings and Notice. Regular meetings of the Members and Managers shall be held on a monthly basis on or before the second Friday of each month to determine the accruals for profit sharing, Member distributions and bonuses. In addition to the regular meetings, any Voting Member or Voting Members with at least 25% of the Voting Membership Interests or the Managers acting unanimously, may call a meeting of the Members for any reasonable time at the principal office of the Company, upon at least 5 days' notice to all the Members. The notice shall state the nature of the business to be transacted and the matters, if any, upon which the Members will be requested to vote (subject to the voting limitations on Non-Voting Members); provided, however, action may be taken on any matter to be brought before the meeting regardless of whether set forth in the notice.

         Section 2.07 Quorum. Except as otherwise required by the MLLCA or the Articles, the presence of Voting Members (in person or by proxy) owning a majority of the Voting Membership Interests in the Company at a meeting shall be sufficient to constitute a quorum for the transaction of business. Regardless of whether a quorum is present, the meeting may be adjourned by a vote of the Voting Members present. At the adjourned meeting at which the requisite quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.08 Member to Vote in Person or by Proxy. A Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing authorizing other persons to act. A proxy shall be signed by the Member or authorized agent or representative and shall not be valid after the expiration of 3 years from its date unless otherwise provided.

         Section 2.09 Action by Written Consent. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by all of the Members entitled to vote. All such consents shall be dated within a period of 90 days from the first date thereof to the last date.

         Section 2.10 No Authority to Commence Civil Suit. No Member shall have the authority to commence and maintain a civil suit in the right of the Company, and no such civil suit shall be commenced and maintained in the right of the Company, except upon majority vote of the Voting Members, approval of the Managers, or as provided in Section 510 of the MLLCA.

         Section 2.11 Independent Activities. Any Member may, notwithstanding the existence of this Agreement, engage in whatever other activities such Member chooses, whether the same is competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to any other party to this Agreement.

         Section 2.12 Transactions Permitted With Members and Affiliates. The validity of any transaction, agreement or payment involving the Company, the Members or any affiliate thereof, otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between any Member and such affiliate or by reason of the approval of said transaction, agreement or payment by any Member.

         Section 2.13 Participation by Communication Equipment. A Member may participate in a meeting of the Members by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.


                      ARTICLE III - MANAGEMENT BY MANAGERS

         Section 3.01 General Powers. Except as otherwise provided in this Agreement, the property, affairs, and business of the Company shall be managed by the Managers, and the Managers may exercise all the powers of the Company, whether derived from law, the Articles or otherwise. The Members shall only act as a member, and the Members shall have no managerial power unless explicitly authorized by this Agreement or a majority vote of the Managers. Each Manager has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company in the ordinary course of business, including, the power to: (i) purchase, lease or otherwise acquire any real or personal property with a purchase price not exceeding $25,000; (ii) sell, convey, mortgage, grant a security interest in, pledge, lease, exchange or otherwise dispose of or encumber any real or personal property; (iii) borrow money and incur liabilities and other obligations; (iv) enter into any and all agreements and execute any and all contracts, documents and instruments; (v) engage employees and agents, define their respective duties, and establish their compensation or remuneration; (vi) establish pension plans, trusts, profit sharing plans and other benefit and incentive plans for Members, employees and agents of the Company; (vii) obtain insurance covering the business and affairs of the Company and its property and on the lives and well being of its Members, employees and agents;
(viii) commence, prosecute or defend any proceeding in the Company's name; and
(ix) participate with others in partnerships, joint ventures and other associations and strategic alliances.

         Section 3.02 Actions Requiring Unanimous Consent of all Members. Notwithstanding the foregoing Section 3.01 or any other provision contained in this Agreement to the contrary, the following actions shall require the unanimous approval of all the Voting Members and Non- Voting Members: (i) distributions of profits and losses to the Members, except for profits not exceeding the profit allocated to a Member for the monthly period most recently ended; (ii) amendments to the Articles or this Agreement; (iii) sale or transfer of all or substantially all of the Company's assets except as provided in Section 6.09 below; (iv) change in any Member's Membership Interest relative to all other Members; (v) establishment of the consideration to be accepted for the sale of any Membership Interest in the Company; (vi) approval of any merger or consolidation, except as provided in Section 6.09 below; (vii) admission of new Members as provided in Section 2.02; (viii) changes in the amount of life insurance on Non-Voting Members acquired by the Company as provided in Section 6.07; (ix) approval of additional capital contributions by Members as provided in Section 4.02; and (x) election and compensation of Managers and payment of bonuses to any employees of the Company.

         Section 3.03 Actions Requiring Unanimous Consent of Voting Members. Notwithstanding the foregoing Section 3.01 or any other provision contained in this Agreement to the contrary, the following actions shall require the unanimous approval of all the Voting Members (and shall not require the consent of the Non-Voting Members or the Managers): (i) approval of any liquidation or dissolution; (ii) creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets now owned or hereafter acquired by the Company or disposition of any such property or assets except in the ordinary course of business; (iii) approval of capital expenditures over $25,000, including capital expenditures to purchase, lease or otherwise acquire any real or personal property; (iv) the guaranty of obligations of any other person or entity; (v) approval or disapproval of the purchase of any Membership Interest;
(vi) any substantial change in the character of the business and affairs of the Company; (vii) the opening of a depository account on behalf of the Company;
(viii) authorization of any person other than the Comptroller to sign checks or withdraw funds from a depository account of the Company; and (ix) election and compensation of the Comptroller of the Company who shall be an employee of University Bank.

         Section 3.04 Number and Term of Office. The number of Managers of the Company shall be determined from time to time by the Voting Members. If the Voting Members make no such determination, the number of Managers shall be
3. A Manager shall hold office for the term elected, until a successor is elected and qualified or until death, resignation or removal. The Managers shall be elected by the Voting Members on an annual basis. The election of a Manager does not of itself create contract rights. The initial Managers shall be Jess Monticello, William W. Cook and Marianne Opt Thompson. The annual salaries of the initial Managers shall be as follows:


                 Jess Monticello                   $ 67,500
                 William W. Cook                     67,500

                 Marianne Opt Thompson             135,000

The annual salaries for the initial Managers shall be increased on January 1st of each successive year by the following amounts:

                 Jess Monticello                              $1,500
                 William W. Cook                               1,500
                 Marianne Opt Thompson                         3,000

In the event Jess Monticello or William W. Cook no longer serves as a Manager of the Company for any reason, the salary of the individual who no longer serves as a Manager shall be added to the salary of the remaining of these two Managers.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, IT IS AGREED AND ACKNOWLEDGED BY THE VOTING MEMBERS AND THE NON-VOTING MEMBERS THAT JESS MONTICELLO, WILLIAM W. COOK AND MARIANNE OPT THOMPSON ARE EMPLOYED AT THE WILL OF THE COMPANY AND THEY MAY BE TERMINATED AS MANAGERS AND EMPLOYEES BY THE VOTE OF THE VOTING MEMBERS AT ANY TIME, FOR ANY REASON OR FOR NO REASON.

         Section 3.05 Limitation of Authority of Members. No Member (other than a Manager) has the authority or power to act for or on behalf of the Company, to do any act which would be binding on the Company or to incur any expenditures on behalf of the Company.

         Section 3.06 Meetings and Notice. Meetings of the Managers shall be held whenever called by the Chairman of the Managers, or by any Manager, at such time and place as may be specified in the notice or waiver of notice. Special meetings of the Managers may be called on 24 hours' notice to each Manager, given personally or by telephone, or on 3 days' written notice.
Notice of any special meeting need not be given to any Manager who shall be present at the meeting, or who shall waive notice of the meeting in writing, whether before or after the time of the meeting. No notice need be given of any adjourned special meeting. A Manager may participate in a meeting of the Managers by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

         Section 3.07 Quorum. A majority of the Managers then in office constitutes a quorum for transaction of business, unless the Articles or this Agreement, provide for a larger or smaller number. The vote of the majority of Managers present at a meeting at which a quorum is present constitutes the action of the Managers, unless the vote of a larger number is required by the MLLCA, the Articles or this Agreement.

         Section 3.08 Managers to Have One Vote Each. Each Manager shall have one vote. Except as otherwise required by the MLLCA or the Articles, all questions shall be decided by a majority vote of the Managers represented at the meeting in person or by proxy.

         Section 3.09 Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Managers or a committee appointed by the Managers may be taken without a meeting if, under authorization voted before or after the action, written consents thereto are signed by all Managers then in office or of a committee of Members and such written consents are filed with the minutes of the proceedings of the Managers or committee. All such consents shall be dated within a period of 90 days from the first date thereof to the last date.

         Section 3.10 Resignation and Removal of Managers. Any Manager may resign at any time by delivering a written resignation to the remaining Managers and each of the Voting Members and such resignation shall be effective upon receipt thereby or at a subsequent time as set forth in the notice of resignation. Any or all of the Managers may be removed from office at any time with or without cause upon the vote for removal of a majority of the Voting Members. However, in the event a Manager is removed by vote of the Voting Members (and not by voluntary resignation or death), the Company shall pay the removed Manager, within fourteen (14) days of the effective removal date, cash in an amount equal to one year's salary (without bonus) of the removed Manager.

         Section 3.11 Discharge of Duties; Reliance on Reports. A Manager shall discharge his or her duties as a Manager in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the Company. In discharging his or her duties, a Manager may rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                 (a) One or more Members, or employees of the Company whom the Manager reasonably believes to be reliable and competent in the matter presented.

                 (b) Legal counsel, public accountants, engineers, or other persons as to matters the Manager reasonably believes are within the person's professional or expert competence.

                 (c) A committee of Managers of which he or she is not a member if the Manager reasonably believes the committee merits confidence.

A Manager is not entitled to rely on the information set forth in this section if the Manager has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted. A Manager is not liable for any action taken as a Manager or any failure to take any action if he or she performs the duties of his or her office in compliance with this section.

         Section 3.12 Accountable as Trustee. A Manager shall account to the Company and hold as trustee for it any profit or benefit derived without the informed consent of the Members by the Manager from any transaction connected with the conduct or winding up of the Company or from any personal use by him or her of its property.

         Section 3.13 Authority to Execute Documents. All deeds, documents, contracts, agreements, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts, and other instruments requiring execution by the Company shall be executed and delivered by one or more Managers as may from time to time be authorized by the Managers. All funds of the Company not otherwise employed shall be deposited to the credit of the Company in such financial institutions as designated by the Managers. The Managers may execute or cause to be executed in the name and on behalf of the Company, as the holder of stock or other securities in any corporation, all written proxies, powers of attorney or other written instruments as the Managers may deem necessary for the Company to exercise such powers and rights.

         Section 3.14 Officers. The Company may have one or more officers who shall be elected or appointed by the Managers, and who shall have the title, authority and duties as authorized or directed by the Managers. An officer shall hold office for the term for which elected or appointed and until a successor is elected or appointed and qualified, or until resignation or removal.

         Section 3.15 Removal, Resignation or Replacement of Officers. An officer elected or appointed by the Managers may be removed by the Managers with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Company, which resignation is effective upon its receipt by the Company or at a subsequent time specified in the notice of resignation. Vacancies in any office may be filled by the Managers.

                       ARTICLE IV - CAPITAL CONTRIBUTIONS

         Section 4.01 Membership Interest. The Voting Membership Interest and Non-Voting Membership Interest shall be referred to herein collectively as the "Membership Interest". The respective rights of each Voting Member in the Company, including, but not limited to, any right to vote or receive distributions with respect to Voting Membership Interest, shall be in proportion to the Voting Membership Interest set forth in Exhibit "A" attached, as may be adjusted from time to time as provided in this Agreement. The respective rights of each Non-Voting Member in the Company including, but not limited to, any right to receive distributions with respect to Non-Voting Membership Interest, shall be in proportion to the Non-Voting Membership Interest as set forth in Exhibit "A" attached, as may be adjusted from time to time as provided in this Agreement. Except as set forth in Section 4.07 below, all distributions of the Company's profits and other assets shall be allocated 50% to the Voting Members and 50% to the Non-Voting Members until such time as one or more of the Member's capital accounts is reduced to $0 or is negative. If any distribution is made when one or more of the Member's capital accounts is $0 or is negative, such distribution shall be made to the Members in proportion to their respective positive capital account balances.

         Section 4.02 Subsequent Contributions. No Member shall be required to advance or contribute any additional funds to the Company except upon approval by all of the Members.

         Section 4.03 Failure to Make Additional Contribution. Upon the failure by a Member to make the full amount of any additional capital contribution described in Section 4.02 above, the Membership Interests of the Members shall be reallocated so that the noncontributing Members' percentage interests in the Company shall be reduced as provided herein to reflect the failure to make the required capital contribution, and the Members making such contributions shall be allocated a percentage interest in the Company to equitably reflect such contribution.

         Section 4.04 Contribution Returns. Except as provided herein, a Member is not entitled to the return of any part of the Member's capital contributions or to be paid interest in respect of either the capital account or the capital contributions. An unrepaid capital contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable it to return any Member's capital contribution.

         Section 4.05 Loans by Members. Should the Company lack sufficient cash to pay its obligations, any Member that may agree to do so may advance all or part of the needed funds to or on behalf of the Company. An advance described in this section constitutes a loan from the Member to the Company, bears interest at the interest rate agreed to by the Company and the lending Member from the date of the advance until the date of payment, and is not a capital contribution.

         Section 4.06 Income Accounts. An individual income account shall be maintained for each Member. At the end of each month, each Member's share of net profits or net losses of the Company, if not previously credited or debited, shall be credited or debited to such Member's income account. After such amounts have been credited or debited to such Member's income account, any balance or deficit remaining in such account at the end of such month shall be transferred to or charged against such Member's capital account.

         Section 4.07 Capital Accounts. A capital account shall be maintained for each Member. The capital account for each Member shall consist of: (i) that Member's initial contribution to capital, if any; (ii) any amounts that have been assigned from such Member's capital account to another Member's capital account as a result of a sale, devise or transfer of their interest or a part thereof in the Company; (iii) any additional capital contributions; and
(iv) any amounts transferred from a Member's capital account to their capital account pursuant to this Agreement, and reduced by all distributions and reductions of Company capital. The Members acknowledge and agree that the initial capital accounts of the Members, as of the date of this Agreement, are as set forth on Exhibit "A" attached, subject to the right of the Voting Members to receive a one-time special distribution to reduce their capital accounts to the balances described in Exhibit "A."

                   ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS

         Section 5.01 Allocations. Except as may be required by Section 704(c) of the Internal Revenue Code of 1986, as amended, (the "Code") and Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(4); all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Voting Members and Non-Voting Members in accordance with their proportional Membership Interest (with Voting Membership in the aggregate and Non-Voting Membership in the aggregate treated equally). All items of income, gain, loss, deduction and credit allocable to any Membership Interest that may have been transferred or reallocated shall be allocated between the transferor and transferee based upon the portion of the tax year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that tax year and without regard to whether cash distributions were made to the transferor or the transferee during that tax year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.

         Section 5.02 Distributions. Except for monthly distributions to the extent profit is allocated to a Member's capital account which may be authorized by the Managers, the Company shall pay such distributions to the Members as may be agreed upon unanimously by all of the Members. Cash available for distribution shall be determined monthly and shall be distributed on a regular periodic basis, taking into account the reasonable business needs of the Company. All distributions shall be in accordance with Section 4.01 above.

            ARTICLE VI - WITHDRAWAL; TRANSFER OF MEMBERSHIP INTEREST

         Section 6.01 No Withdrawal of Member. A Member does not have the right or power to voluntarily withdraw from the Company as a Member. Any such voluntary withdrawal shall be in violation of this Agreement and the withdrawing Member shall not be entitled to receive any distribution pursuant to Section 305 of the MLLCA. A "voluntary withdrawal" shall mean a Member's disassociation from the Company by any means other than under Section 6.03 (transfer with consent of the Members), Section 6.04 (bankruptcy), Section 6.05 (proceedings), Section 6.06 (involuntary transfer), Section 6.07 (death) or
Section 6.09 (sale of the Company).

         Section 6.02 Transferability of Membership Interest. Except as specifically permitted in this Agreement, no Member shall sell or otherwise transfer any portion of the Member's Membership Interest in the Company in any manner, voluntarily or involuntarily, including without limitation, by sale, gift, granting an option to purchase, bequest, descent, divorce, device or operation of law, or any other disposition. Any attempted disposition by a Member of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Section shall be null and void. A Membership Interest may not be assigned, in whole or in part.

         Section 6.03 Permitted Transfers. Notwithstanding Section 6.02, any Member may transfer all or a portion of the Membership Interest in the Company by first obtaining the unanimous consent of all the other Members upon which the transferor Member shall cease to be a Member of the Company and the transferor Member's assignee shall become a Member of the Company with all rights and obligations thereof.

         Section 6.04 Bankrupt Members. If any Member becomes a Bankrupt Member (as defined below), the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy and on the exercise of this option the Bankrupt Member shall sell the Membership Interest of such Member. The purchase price and payment terms under this Section shall be as set forth in Section 6.08. As used herein a "Bankrupt Member" shall mean a Member who: (i) has been declared bankrupt through the issuance of an order of relief; (ii) has filed a petition in bankruptcy or for reorganization, or to effect a plan or other agreement with creditors; or (iii) has any bankruptcy petition filed against such Member unless discharged within 60 days; or (iv) has filed an answer to a creditor's petition (admitting the material allocations thereof) in bankruptcy or for reorganization or to affect a plan or other arrangement of creditors; or (v) has applied to have a receiver, trustee or custodian appointed with respect to any of the Member's assets.

         Section 6.05 Action or Derivative Proceeding by Member. In the event a Member commences an action for dissolution of the Company under Section 801 of the MLLCA or a derivative proceeding against the Company pursuant to
Section 510 of the MLLCA, the Company shall, for a period of 90 days after such an action or proceeding is served upon the Company have the option to purchase the Member's Membership Interest in the Company by giving written notice to the Member of the exercise thereof. The purchase price and payment terms under this Section shall be as set forth in Section 6.08.

         Section 6.06. Involuntary Transfer. In the event of an involuntary transfer of any Membership Interest by operation of law or otherwise, including, without limitation, transfer by virtue of divorce, insolvency or creditor's proceedings or arrangements of any kind, execution or attachment, the Company shall, for a period of 90 days after such transfer have the option to purchase the transferred Membership Interest in the Company by giving written notice to the Member of the exercise thereof. The purchase price and payment terms under this Section shall be as set forth in Section 6.08.

         Section 6.07 Death. In the event of the death of a Member, within 90 days of the date of death, the Company shall purchase and the deceased Member's heirs or legal representatives shall sell to the Company the deceased Member's Membership Interest. The purchase price and payment terms under this Section shall be as set forth in Section 6.08. In addition, the Company shall purchase and maintain life insurance on each of the Non-Voting Members in an amount of no less than $2,000,000 for Marianne Opt Thompson, $1,000,000 for Jess Monticello and $1,000,000 for William W. Cook for as long as such individuals are Non-Voting Members. Such policies shall not be canceled, nor the amount of insurance coverage changed without the unanimous consent of all the Members; provided however, that a Non-Voting Member may request Crowe Chizek or the accountant then servicing the Company, to determine, at the Company's expense not more than once in a 3 year period, the fair market value of that Non-Voting Member's Membership Interest and determine whether the amount of such insurance adequately reflects the fair market value of that Non-Voting Member's Membership Interest. In the event that Crowe Chizek determines that the amount of life insurance is lower than the fair market value of such Membership Interest, the Company shall purchase such additional insurance for the Non-Voting Members as is necessary to cover the fair market value of the Membership Interest. Upon the death of a Non-Voting Member, the proceeds of the insurance shall be paid to the beneficiary designated by such Non-Voting Member. Such payment of proceeds shall be separate from and in addition to any payment for the Membership Interest under Section 6.08. This
Section 6.07 shall not be construed to guarantee payment of the "fair market value" of the deceased Member's Membership Interest. The deceased Member's estate, representatives and/or beneficiaries are only entitled to receive the proceeds of the insurance policy on the life of the deceased Member existing as of the date of death and the purchase price under Section 6.08 which may or may not equal in the aggregate the fair market value of the deceased Member's Membership Interest.

         Section 6.08 Purchase Price and Payment. The purchase price under Sections 6.04, 6.05, 6.06 and 6.07 shall equal the positive balance of the capital account of the Membership Interest to be purchased as of the date of exercise of the option or death, as the case may be. Determination of the purchase price shall be made by the accountant then regularly servicing the Company whose determination shall be final and binding upon the Company, all of the Members and any non-Member transferor. The Company shall pay the purchase price in cash, which payment shall be in complete liquidation and satisfaction of all rights and interests of the Member. The closing shall be on or before the 30th day after determination of the purchase price.

         Section 6.09 Sale of the Company. The Non-Voting Members, acting unanimously as a group, and the Voting Members, acting unanimously as a group, will each have the right to present in writing to the other group, at any time, a good faith bona fide cash offer to purchase the Company. The group receiving notice of such offer (the "Notified Group") may accept such offer by giving written notice to the group presenting such offer (the "Presenting Group") within 60 days of notification of such offer. In the event the Notified Group fails to accept the offer within the 60 day time period, such offer shall be deemed rejected by the Notified Group and the firm of Crowe Chizek or another firm to be unanimously agreed upon by the Voting Members and the Non-Voting Members (the "Appraisal Firm") shall be retained at the expense of the Company to determine whether such offer is fair. The Appraisal Firm shall render such decision within 90 days from the date of being retained and its decision shall be final and binding on the Members and the Company. In the event the offer is determined by the Appraisal Firm to be less than fair, no Member will have any further obligation with respect to such offer. In the event the Appraisal Firm determines the offer to be fair, the Notified Group will be obligated to sell
the Company in accordance with the terms of such cash offer.   As a condition
to any sale of the Company pursuant to this Section 6.09, the Voting Members shall receive repayment of the $300,000 in their capital accounts as of the date of this Agreement (or any remaining part thereof) and the balance of the sale proceeds shall be paid one-half for the benefit of the Voting Members and one-half for the benefit of the Non-Voting Members.

                              ARTICLE VII - TAXES

         Section 7.01 Tax Returns. The Voting Members shall designate an individual as the Tax Matters Member, and he shall cause to be prepared and filed all necessary federal and state income tax returns for the Company.

         Section 7.02 Accounting and Reports. Unaudited financial statements shall be prepared at least monthly and delivered to the Members. Within 60 days after the close of the Company's fiscal year, a balance sheet and profit and loss statement of the Company relating to the prior fiscal year shall be prepared in accordance with generally accepted accounting principles, consistently applied, and delivered to the Members. All financial statements shall be certified as to accuracy by the Managers.

         Section 7.03 Indemnification of Tax Matters Member. The Company shall defend, indemnify and hold harmless the Tax Matters Member for all expenses including, but not limited to, legal and accounting fees, claims, liabilities, losses and damages incurred in connection with the performance of such Member as Tax Matters Member.

            ARTICLE VIII - DISSOLUTION, LIQUIDATION, AND TERMINATION

         Section 8.01 Dissolution. The Company is dissolved and its affairs shall be wound up upon the first occurrence of any of the following:

                 (a)      at the time specified in the Articles;

                 (b) upon the happening of events specified in this Agreement;

                 (c)      by the unanimous consent of all the Voting Members;

                 (d)      Upon the entry of a decree of judicial dissolution.

         Section 8.02 Certificate of Dissolution. Upon the dissolution and commencement of winding up the Company, a certificate of dissolution shall be duly executed and filed with the Michigan Department of Consumer and Industry Services containing the information required by the MLLCA.

         Section 8.03 Winding Up. Except as otherwise provided in the Articles, this Agreement, or Section 805 of the MLLCA, the Members or Managers who have not wrongfully dissolved the Company may wind up the Company's affairs. The Members or Managers who are winding up the Company's affairs shall continue to function, for the purpose of winding up, in accordance with the procedures set by the MLLCA, the Articles, and this Agreement, shall be held to no greater standard of conduct than that described by Section 404 of the MLLCA and shall be subject to no greater liabilities than would apply in the absence of dissolution. The Company may sue and be sued in its name and process may issue by and against the Company in the same manner as if dissolution had not occurred. An action brought by or against the Company before its dissolution does not abate because of the dissolution.

         Section 8.04 Liquidation and Termination. On dissolution of the Company, one or more Members or Managers shall serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the MLLCA. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

                 (a) As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

                 (b) The liquidator shall cause the notice described in Sections 806 and 807 of the MLLCA to be mailed to each known creditor of and claimant against the Company and published in the manner described in Sections 806 and 807.

                 (c) The assets shall be distributed in the following order:

                          (i) To creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company other than liabilities for distributions to Members under Section 304 or 305 of the MLLCA. Reasonable provisions shall be made for debts, liabilities, and obligations that are not liquidated but will not be barred under Sections 806 or 807 of the MLLCA.

                          (ii) To Members and former Members in satisfaction of liabilities for distributions under Section 304 of the MLLCA.

                          (iii)   To the Members pursuant to (d) below.

                 (d) The distribution of assets to the Members shall be as follows:

                          (i) The liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

                          (ii) With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not previously been reflected in the capital accounts would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                          (iii) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section. The distribution of cash and/or property to a Member in accordance with the provisions of this Section constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 808(1)(c) of the MLLCA.

         Section 8.05 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Membership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

                        ARTICLE IX - GENERAL PROVISIONS

         Section 9.01 Books and Records. The Company shall keep at its registered office all the following:

                 (a) A current list of the full name and last known address of each Member and Manager.

                 (b) A copy of the Articles of Organization, together with any amendments to the Articles.

                 (c) Copies of the Company's federal, state, and local tax returns and reports, if any, for the three most recent years.

                 (d) Copies of any financial statements of the Company for the three most recent years.

                 (e) Copies of operating agreements, including this Agreement.

                 (f) Copies of records that would enable a Member to determine the Member's relative share of the Company's distributions and their relative voting rights.

         Section 9.02 Invalidity. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

         Section 9.03 Waiver. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such performance from the other party at any time thereafter.

         Section 9.04 Choice of Law and Choice of Forum. This Agreement shall be governed by and construed according to the laws of the State of Michigan. Any and all actions concerning any dispute arising hereunder that is not subject to Section 9.08 shall be filed and maintained only in a state or federal court sitting in the State of Michigan, and the parties hereto specifically consent and submit to the jurisdiction of such state or federal court.

         Section 9.05 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument. Each executed copy shall be deemed an executed original for all purposes.

         Section 9.06 Further Assistance. Each party shall, at the request of any other party, furnish, execute and deliver such other documents as the other party may reasonably request and shall take such other actions as any other party shall reasonably request, provided only that the furnishing of such documents and taking of such action shall be necessary and convenient to consummate or confirm the transactions contemplated herein.

         Section 9.07 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given: (i) when personally delivered to the party to be given such notice or other communication; (ii) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice; (iii) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by first class mail with postage thereon fully prepaid; or (iv) on the business day following the day such notice or other communication is sent by reputable overnight courier, to the address that the party receiving notice designates in writing.

         Section 9.08 Arbitration. No civil action concerning any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be instituted before any court, and all such controversies or claims shall be submitted to final and binding arbitration in Ann Arbor, Michigan, in accordance with the rules then pertaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         Section 9.09 Conflict With Statute. In the event any article or section of this Agreement shall conflict with the MLLCA, as amended from time to time, the MLLCA, as amended, shall control.

         Section 9.10 Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or negotiations between such parties including an Operating Agreement executed in 1996 by University Bank and Newberry Bancorp, Inc. n/k/a University Bancorp, Inc., as members and Jess Monticello, William Cook and Marianne Opt Thompson, as Managers.

         IN WITNESS WHEREOF, the members have made this Agreement effective as of the date first set forth above.

The Voting Member:

UNIVERSITY BANK


By:      Mark Ouimet
         ----------------------------
Its:     President
         ----------------------------

The Non-Voting Members:

Jess Monticello                              William W. Cook
--------------------------------------       ----------------------------------
Jess Monticello                              William W. Cook

Marianne Opt Thompson
------------------------------------
Marianne Opt Thompson

                                  EXHIBIT "A"

                         VOTING MEMBERSHIP INFORMATION

                                                                                                Initial
Name, Taxpayer                                     Phone No.             Membership             Capital
Identification No.           Address               Fax No.                 Interest           Contribution
-------------------          -------              -----------            ------------         -------------

University Bank              959 Maiden Lane        313-741-5858            100%                  $300,000
                             Ann Arbor, Mich.       313-741-5859



                       NON-VOTING MEMBERSHIP INFORMATION

                                                                                             Initial
Name, Taxpayer                                  Phone No.              Membership            Capital
Identification No.        Address               Fax No.                 Interest           Contribution
-------------------       -------              -----------            ------------         -------------

Jess Monticello          6374 Odessa Dr.           248-360-0931            25%                    $0
###-##-####              W. Bloomfield, Mi  48324  248-360-0931

William N. Cook          233 Woodlake Dr           (248) 661-9036          25%                    $0
###-##-####              Brighton, MI  48116       (248) 661-9184

Marianne Opt Thompson    725 Half Moon             248-258-5033            50%                    $0
###-##-####              Bloomfield Hills, MI      248-661-2192
                                48301


                                  EXHIBIT "B"

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                            OF THE VOTING MEMBERS OF
                       VARSITY MORTGAGE SERVICES, L.L.C.

--------------------------------------------------------------------------------
         The undersigned, being all the Voting Members of VARSITY MORTGAGE SERVICES, L.L.C., a limited liability company duly organized and existing under the laws of the State of Michigan (the "Company"), acting pursuant to the Articles of Organization of the Company and the Michigan Limited Liability Company Act, do hereby consent to, approve and adopt the following resolutions:


                             Distribution of Assets

         "RESOLVED, that the Company shall distribute cash to University Bancorp, Inc. equal to the positive balance of the capital account of University Bancorp, Inc. as of March 31, 1997."

         "RESOLVED FURTHER, that the Company shall distribute cash to University Bank equal to the positive balance of the capital account of University Bank as of March 31, 1997 to the extent such capital account balance exceeded $300,000."

                    Amended and Restated Operating Agreement

         "RESOLVED FURTHER, that the Amended and Restated Operating Agreement of the Company dated April 1, 1997 is hereby approved and adopted as the Operating Agreement of the Company."

                              Election of Managers

         "RESOLVED FURTHER, that the following individuals are hereby elected as the Managers of the Company, to hold office until the election and qualification of their respective successors or until their resignation or removal:
                   Jess Monticello
                   William W. Cook
                   Marianne Opt Thompson."

                       Bonus to Non-Bonus Pool Employees

         "RESOLVED FURTHER, that the employees (the "Non-Bonus Pool Employees") of the Company not entitled to profit sharing under the Bonus Pool (as defined below) shall be eligible to receive a monthly bonus from the Company which shall be determined by the Managers provided such bonus in the aggregate to all Non-Bonus Pool Employees shall not exceed $4,000 per month."

         "RESOLVED FURTHER, that the bonus to the Non-Bonus Pool Employees shall be accrued on the books of the Company on a monthly basis as an expense."

                         Bonus to Bonus Pool Employees

         "RESOLVED FURTHER, that the employees of the Company entitled to receive profit sharing (the "Bonus Pool Employees") together with the Managers shall be entitled to receive a monthly bonus from the Company which shall be determined by the Managers; provided such bonus in the aggregate shall not exceed one-third of the Company's net income (the "Bonus Pool"), and further provided that the amount of such bonus in the aggregate for Bonus Pool Employees only shall not exceed two-ninths of the Company's net income. For purposes hereof, the "net income" of the Company each month shall be determined after payment of the bonuses to the Non-Bonus Pool Employees, before payment of the Bonus Pool, before payment of bonuses to the Managers and before payment of any distributions to the Voting and Non-Voting Members."

         "RESOLVED FURTHER, that the bonus to the Bonus Pool Employees shall be estimated and accrued on the books of the Company on a monthly basis as an expense and adjusted to actual when the true accounting results have been determined."

         "RESOLVED FURTHER, that any funds from the Bonus Pool not paid to Bonus Pool Employees may be paid to the Managers at the Managers' discretion."

Dated: April 1, 1997                               UNIVERSITY BANK, Member


                                        By:   Mark  Ouimet
                                           ------------------------------

                                        Its:   President
                                            ------------------------------

                                  EXHIBIT "C"

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                               OF THE MANAGERS OF
                       VARSITY MORTGAGE SERVICES, L.L.C.

--------------------------------------------------------------------------------

         The undersigned, being all the Managers of VARSITY MORTGAGE SERVICES, L.L.C., a limited liability company duly organized and existing under the laws of the State of Michigan (the "Company"), acting pursuant to the Articles of Organization of the Company and the Michigan Limited Liability Company Act, do hereby consent to, approve and adopt the following resolutions:

                        Administrative Support Services

                 "RESOLVED, that the Company's monthly charge for administrative support services paid to University Bank shall increase to $4,210."

                 "RESOLVED FURTHER, that this fee shall be adjusted semi-annually based on actual expenses."

                 "RESOLVED FURTHER, that the Company shall enter into a subcontracting arrangement to provide administrative support services directly to Varsity Funding."


                            William W. Cook
Dated: April 1, 1997        -----------------------------------
                            William W. Cook, Manager

                            Jess Monticello
                            -----------------------------------
                            Jess Monticello, Manager

                            Marianne Opt Thompson
                            -----------------------------------
                            Marianne Opt Thompson, Manager

                                  EXHIBIT "D"

                                  RESOLUTIONS


         The undersigned, President of University Bank, pursuant to the
authority     granted by the Board of Directors of University Bank, hereby approves the actions set forth in the Resolutions below:

                               Table Funding Rate

                 "RESOLVED, that the table funding rate charged to Varsity Mortgage Services, L.L.C., a Michigan limited liability company ("Varsity Mortgage") shall be the Federal Funds Rate plus 1% and that such funding arrangement shall be made available to Varsity Mortgage on a non-exclusive basis permitting Varsity Mortgage to seek funds from other lenders."

                 "RESOLVED FURTHER, that any officer of the Corporation is authorized to execute a letter agreement with Varsity Mortgage that provides for a three year commitment for the above described table funding line, subject to the availability of funds, the Corporation's capital position and any applicable regulatory restrictions."


                                 Line of Credit

                 "RESOLVED FURTHER, that an operating line of credit to Varsity Mortgage in the amount of $500,000, without points or fees and interest at the prime rate of interest listed in the Wall Street Journal, is hereby approved."

                 "RESOLVED FURTHER, that any officer of the Corporation is hereby authorized to prepare loan documentation for the above described line of credit for an initial term of three (3) years with an automatic renewal for one year, unless there is notice of an intent not to renew within six (6) months of the end of the initial term."


                        Administrative Support Services

                 "RESOLVED FURTHER, that the Corporation shall charge $4,210 per month to Varsity Mortgage for administrative support services provided to Varsity Mortgage by the Corporation. This fee shall be adjusted semi-annually based on actual expenses."


Dated:  April 1    ,1997
      -------------                     Mark Ouimet
                                        -----------------------------------
                                                          President
                                         ---------------,